UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION

13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2006 (May 23, 2006)

FIVE STAR QUALITY CARE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or other jurisdiction

of incorporation)

Commission File No. 1-16817	04-3516029
(IRS Employer
Identification No.)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 796-8387

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 1.01. Entry into a Material Definitive Agreement.

Item. 8.01. Other Events.

At the regular annual shareholders meeting of Five Star Quality Care, Inc., or Five Star, held on May 23, 2006, Five Star’s shareholders re-elected Arthur G. Koumantzelis (18,373,166 shares voted for and 809,079 shares withheld) and Gerard M. Martin (18,246,275 shares voted for and 935,970 shares withheld) as directors. The terms of office of Messrs. Koutmantzelis and Martin will extend until Five Star’s annual meeting of shareholders in 2009. Messrs. Bruce M. Gans and Barry M. Portnoy and Ms. Barbara D. Gilmore continue to serve as directors with terms of office expiring in 2007, 2008 and 2008, respectively.

At the regular annual shareholders meeting of Five Star, Five Star’s shareholders also approved an amendment, or the Amendment, to its 2001 Stock Option and Stock Incentive Plan, or the Plan, to increase the number of shares available for grant under the Plan from 650,000 to 3,000,000 and to extend the date until which awards may be made under the Plan from December 5, 2011 to March 18, 2016 (9,934,019 shares voted for, 1,975,637 shares voted against, 445,812 shares abstained and 6,826,776 shares were broker non votes). The Amendment and the Plan, as amended, are filed as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

On May 23, 2006, Five Star changed its director compensation arrangements. A summary of Five Star’s currently effective director compensation is filed as Exhibit 10.3 hereto and is incorporated by reference herein.

On May 23, 2006, Five Star granted each of Five Star’s directors 4,000 shares of common stock, par value $0.01 per share, valued at $10.68, the closing price of Five Star’s common shares on the American Stock Exchange on that day, pursuant to the director compensation arrangements described above.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Five Star hereby files the following exhibits:

10.1	First Amendment to the 2001 Stock Option and Stock Incentive Plan.

10.2	2001 Stock Option and Stock Incentive Plan, as amended.

10.3	Summary of Director Compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE STAR QUALITY CARE, INC.

By: /s/ Bruce J. Mackey Jr.
Name: Bruce J. Mackey Jr.
Title: Treasurer and Chief Financial Officer

Date: May 25, 2006